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                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
 Safety Components International, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file No. 333-04709) of our report dated October 7, 1996, appearing in the financial statements of Phoenix Airbag GmbH as of August 5, 1996.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Costa Mesa, CA
October 18, 1996